EXHIBIT 23.1


CONSENT OF GOLDSTEIN GOLUB KESSLER LLP, INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of Ladenburg Thalmann Financial Services Inc. (f/k/a GBI Capital Management Corp.)


We consent to the incorporation by reference in this Registration Statement of Ladenburg Thalmann Financial Services Inc. (f/k/a GBI Capital Management Corp.) ("Company") on Form S-8 of our report dated November 11, 2000, appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2000.


/s/ Goldstein Golub Kessler LLP
Goldstein Golub Kessler LLP
New York, New York


February 13, 2002